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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): February 24, 2000




                             COR THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                     0-19290                     94-3060271
(State of jurisdiction)       (Commission File No.)          (IRS Employer
                                                            Identification No.)



                              256 East Grand Avenue
                      South San Francisco, California 94080
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (650) 244-6800

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Item 5.   Other Events

On February 24, 2000, COR Therapeutics, Inc., a Delaware corporation (the "Company"), sold by a private placement $250 million aggregate principal amount of its 5% Convertible Subordinated Notes due March 1, 2007 (the "Notes") to qualified institutional investors. On February 24, 2000, the Company also announced that the initial purchasers had exercised their option to purchase an additional $50 million of Notes to cover over-allotments. The Company completed the private placement of these additional Notes on February 29, 2000. The Notes have an interest rate of 5%, are convertible into shares of the Company's common stock at a conversion price of $ 67.56 per share, subject to adjustment in certain events, and have a seven-year term. The Notes are redeemable, in whole or in part, at the option of the Company at any time on or after March 1, 2003. See the Company's press release, attached hereto as Exhibit 99.1.



Item 7.       Exhibits

Exhibit 99.1 Press Release, dated February 24, 2000, entitled "COR Therapeutics, Inc. Announces the Closing of $250 Million Private Placement of Convertible Subordinated Notes."



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COR THERAPEUTICS, INC.



Dated:  March 3, 2000                  By: /s/ Peter S. Roddy
                                           ----------------------------
                                           Peter S. Roddy
                                           Vice President, Finance



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